Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 8, 2006, except for the third paragraph of Note 20 as to which the date is March 15, 2006 and the fourth paragraph of Note 20 as to which the date is March 30, 2006, which appears in the annual report on Form 10-K of Hollywood Media Corp. for the year ended December 31, 2005.

/s/ KAUFMAN, ROSSIN & CO.
KAUFMAN, ROSSIN & CO.

Miami, Florida
May 8, 2006